Exhibit 99.1

AMPLIFY ENERGY CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Introduction

The following unaudited pro forma condensed consolidated financial information and explanatory notes set forth selected historical consolidated financial information for the Company (as defined below). The unaudited pro forma condensed consolidated balance sheet is based on the unaudited condensed consolidated balance sheet of the Predecessor (as defined below) as of March 31, 2017 and includes pro forma adjustments to give effect to (i) the transactions set forth in the Plan (as defined below, the “Reorganization Adjustments”) and (ii) fresh start accounting adjustments as if the transactions occurred on March 31, 2017. The unaudited pro forma condensed statement of consolidated operations for the three months ended March 31, 2017 is based on the unaudited condensed statement of consolidated operations of the Predecessor for the three months ended March 31, 2017 and includes pro forma adjustments to give effect to (i) the Reorganization Adjustments and (ii) fresh start accounting adjustments as if the transactions occurred on January 1, 2016. The unaudited pro forma condensed statement of consolidated operations for the year ended December 31, 2016 is based on the audited statement of consolidated operations of the Predecessor for the twelve months ended December 31, 2016 and includes pro forma adjustments to give effect to (i) the Rockies Divestiture (as defined below); (ii) Permian Divestiture (as defined below); (iii) the Reorganization Adjustments; and (iv) fresh start accounting adjustments as if the transactions occurred on January 1, 2016.

The pro forma adjustments to the historical condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions and reflect those items expected to no longer have a continuing impact on the Company.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s 2016 Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 10, 2017, Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 10, 2017, and Current Reports on Form 8-K filed with the SEC on July 18, 2016 and June 20, 2016, respectively.

Although the Company is now classified as a corporation for U.S. federal income tax purposes (in contrast to the Predecessor), the Company does not expect that it will be required to pay any federal income tax for the foreseeable future, and any state income tax payable is not reasonably estimable at this time. Accordingly, the Company has not made any pro forma adjustments for such income taxes.

Background

On January 16, 2017, Memorial Production Partners LP (“MEMP” or the “Predecessor”) and certain of its subsidiaries (collectively with MEMP, the “Debtors”) filed voluntary petitions under Chapter 11 of Title 11 of the United States Code (the “Chapter 11 Cases”) in the United States Bankruptcy Court for the Southern District of Texas, Houston Division (the “Bankruptcy Court”).

On April 14, 2017, the Bankruptcy Court entered an order (the “Confirmation Order”) approving the Second Amended Joint Plan of Reorganization of Memorial Production Partners LP and its affiliated Debtors, dated April 13, 2017 (as amended and supplemented, the “Plan”). On May 4, 2017 (the “Effective Date”), the Debtors satisfied the conditions to effectiveness of the Plan, the Plan became effective in accordance with its terms and Amplify Energy Corp. (the “Company” or “Successor”) emerged from bankruptcy.

In accordance with the Plan, on the Effective Date:

•	The Company issued (i) 25,000,000 new shares of its common stock at par value of $0.0001 per share (the “New Common Shares”); and (ii) warrants (the “Warrants”) to purchase up to 2,173,913 shares of the Company’s common stock exercisable for a five-year period commencing on the Effective Date entitling their holders upon exercise thereof, on a pro rata basis, to 8% of the total issued and outstanding New Common Shares (including New Common Shares issuable upon full exercise of the Warrants, but excluding any New Common Shares issuable under the Management Incentive Plan ( the “MIP”)), at a per share exercise price of $42.60.

•	The holders of claims under the Predecessor’s revolving credit facility received a full recovery, consisting of a cash paydown and their pro rata share of the $1 billion exit senior secured reserve-based revolving credit facility (the “Exit Credit Facility”).

•	The 7.625% senior notes due May 2021 and 6.875% senior notes due August 2021 (collectively, the “Notes”) were cancelled and the Predecessor’s liability thereunder discharged, and the holders of the Notes received (directly or indirectly) their pro rata share of New Common Shares representing, in the aggregate, 98% of the New Common Shares on the Effective Date (subject to dilution by the MIP and the New Common Shares issuable upon exercise of the Warrants). Additionally, the holders of the Notes received their pro rata share of a $24.6 million cash distribution.

•	The Predecessor’s common units were cancelled, and each common unitholder received its pro rata share of: (i) 2% of the New Common Shares, (ii) the Warrants and (iii) cash in an aggregate amount of approximately $1.3 million.

•	The holders of administrative expense claims, priority tax claims and other priority claims and general unsecured creditors of the Predecessor received in exchange for their claims payment in full in cash or otherwise had their rights unimpaired under Title 11 of the United States Code.

•	The Company entered into a stockholders agreement (the “Stockholders Agreement”) with certain parties pursuant to which the Company agreed to, at the direction of such stockholders, use commercially reasonable efforts to effect the sale of their New Common Shares.

•	The Company entered into a registration rights agreement (the “Registration Rights Agreement”) with certain parties pursuant to which the Company agreed to, among other things, file a registration statement with the SEC within 90 days of the receipt of a request from the stockholders party thereto covering the offer and resale of the New Common Shares held by such stockholders.

•	The Company’s MIP became effective, such that an aggregate of 2,322,404 shares of the Company’s common stock are available for grant pursuant to awards under the MIP.

•	The terms of the Predecessor’s general partner’s board of directors automatically expired on the Effective Date. The Company formed a new seven-member board of directors consisting of the President and Chief Executive Officer, one director of the Predecessor and five new members designated by certain parties to the plan support agreement.

Divestitures

On June 14, 2016, the Predecessor sold certain assets located in the Permian Basin (“Permian Divestiture”) to Boaz Energy II, LLC for total proceeds of approximately $36.7 million, including estimated post-closing adjustments. The Permian Divestiture was previously reported on the Predecessor’s Current Report on Form 8-K filed with the SEC on June 20, 2016. On July 14, 2016, the Predecessor sold certain assets located in Colorado and Wyoming (“Rockies Divestiture”) to Urban Fund II, LP and Urban Oil and Gas Partners B-1, LP for total proceeds of approximately $16.4 million, including final post-closing adjustments. The Rockies Divestiture was previously reported on the Predecessor’s Current Report on Form 8-K filed with the SEC on July 18, 2016.

Fresh Start Accounting

The Company adopted fresh start accounting on the Effective Date in connection with its emergence from bankruptcy. The Company’s enterprise value, as approved by the Bankruptcy Court, was estimated to be within a range of $700 million to $900 million, with a midpoint estimate of approximately $800 million. The enterprise value represents the estimated fair value of a company’s interest-bearing debt and its shareholders’ equity. Based on the estimates and assumptions utilized in our fresh start accounting process, we estimated the Company’s enterprise value to be approximately $800 million before the consideration of cash and cash equivalents on hand at the Effective Date. As a result, the reorganization value was determined to be $981.4 million at the Effective Date. Reorganization value represents the fair value of the Company’s total assets prior to the consideration of liabilities and is intended to approximate the amount a willing buyer would pay for the assets immediately after a restructuring. The reorganization value, which was derived from the Company’s enterprise value, was allocated to our individual assets based on their estimated fair values.

For purposes of the accompanying unaudited pro forma condensed consolidated financial statements, the Company utilized its estimated enterprise value of $800 million, which was determined as of the Effective Date, and applied such enterprise value as of January 1, 2016 for the unaudited pro forma condensed consolidated statements of operations and as of March 31, 2017 for the unaudited pro forma condensed consolidated balance sheet. Preparation of an actual valuation with assumptions and economic data as of January 1, 2016 would likely result in an enterprise value that is materially different than such valuation as of the Effective Date. The intent of the unaudited pro forma condensed consolidated financial statements is to illustrate the effects of the Plan based on the underlying economic factors as of the Effective Date.

AMPLIFY ENERGY CORP.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

MARCH 31, 2017

(In thousands)

	Predecessor	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$80,022	$(70,853	)(a)	$—		$9,169
Restricted cash	—	7,411	(b)	—		7,411
Accounts receivable	30,823	—		—		30,823
Short-term derivative instruments	42,567	—		—		42,567
Prepaid expenses and other current assets	7,512	675	(c)	—		8,187

Total current assets	160,924	(62,767)		—		98,157
Property and equipment, net	1,556,906	—		(899,570	)(j)	657,336
Long-term derivative instruments	34,797	—		—		34,797
Restricted investments	156,388	—		—		156,388
Other long-term assets	1,973	8,575	(d)	—		10,548

Total assets	$1,910,988	$(54,192)		$(899,570)		$957,226

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$2,483	$1,257	(e)	$—		$3,740
Revenues payable	22,678	—		—		22,678
Accrued liabilities	22,318	(2,414	)(f)	(1,717	)(k)	18,187
Current portion of long-term debt	454,799	(454,799	)(g)	—		—

Total current liabilities	502,278	(455,956)		(1,717)		44,605
Liabilities subject to compromise	1,162,305	(1,162,305	)(h)	—		—
Long-term debt	—	430,000	(g)	—		430,000
Asset retirement obligations	157,390	—		(62,052	)(l)	95,338
Deferred tax liabilities	2,206	—		—		2,206
Other long-term liabilities	2,629	—		(2,446	)(k)	183

Total liabilities	1,826,808	(1,188,261)		(66,215)		572,332
Commitments and contingencies
Stockholders’/ partners’ equity:
Predecessor common units	84,180	(84,180	)(i)	—		—
Successor common stock	—	3	(i)	—		3
Successor additional paid-in capital	—	1,218,246	(i)	(833,355	)(m)	384,891

Total stockholders’/ partners’ equity	84,180	1,134,069		(833,355)		384,894

Total liabilities and equity	$1,910,988	$(54,192)		$(899,570)		$957,226

AMPLIFY ENERGY CORP.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2017

(In thousands, except per share amounts)

		Pro Forma Adjustments
	Predecessor	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$81,284	$—		$—		$81,284
Other revenues	96	—		—		96

Total revenues	81,380	—		—		81,380
Costs and expenses:
Lease operating	25,986	—		—		25,986
Gathering, processing, and transportation	8,035	—		—		8,035
Exploration	16	—		—		16
Taxes other than income	4,266	—		—		4,266
Depreciation, depletion, and amortization	27,882	—		(27,882	)(p)	—
				11,191	(p)	11,191
Impairment of proved oil and natural gas properties	—	—		—		—
General and administrative	23,370	—		—		23,370
Accretion of asset retirement obligations	2,495	—		(2,495	)(p)	—
				1,747	(p)	1,747
(Gain) loss on commodity derivative instruments	(10,241)	—		—		(10,241)
(Gain) loss on sale of properties	—	—		—		—
Other, net	(8)	—		—		(8)

Total costs and expenses	81,801	—		(17,439)		64,362

Operating income (loss)	(421)	—		17,439		17,018
Other income (expense):
Interest expense, net	(8,400)	2,622	(n)	—		(5,778)
Other income (expense)	6	—		—		6
Gain on extinguishment of debt	—	—		—		—

Total other income (expense)	(8,394)	2,622		—		(5,772)

Income (loss) before income taxes	(8,815)	2,622		17,439		11,246
Reorganization items, net	(7,653)	7,653	(o)	—		—
Income tax benefit (expense)	91	—		—		91

Net income (loss)	(16,377)	10,275		17,439		11,337

Net income (loss) attributable to Predecessor/Successor	$(16,377)	$10,275		$17,439		$11,337

Earnings per unit/share:
Basic	$(0.20)					$0.44

Diluted	$(0.20)					$0.44

Weighted average common shares/units outstanding:
Basic	83,810					25,000 (q)

Diluted	83,810					25,000 (q)

AMPLIFY ENERGY CORP.

UNAUDITED PRO FORMA CONDENSED STATEMENT OF CONSOLIDATED OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2016

(In thousands, except per share amounts)

		Pro Forma Adjustments
	Predecessor	Rockies Divestiture (s)	Permian Divestiture (t)	Reorganization Adjustments		Fresh Start Adjustments		Pro Forma
Revenues:
Oil and natural gas sales	$284,051	$(3,999)	$(6,326)	$—		$—		$273,726
Other revenues	529	—	(328)	—		—		201

Total revenues	284,580	(3,999)	(6,654)	—		—		273,927
Costs and expenses:
Lease operating	126,175	(2,671)	(4,943)	—		—		118,561
Gathering, processing, and transportation	34,979	(885)	(56)	—		—		34,038
Exploration	981	(27)	(77)	—		—		877
Taxes other than income	15,540	(448)	(701)	—		—		14,391
Depreciation, depletion, and amortization	171,629	(2,942)	(2,474)	—		(166,213	)(p)	—
						58,414	(p)	58,414
Impairment of proved oil and natural gas properties	183,437	—	—	—		—		183,437
General and administrative	63,280	—	—	—		—		63,280
Accretion of asset retirement obligations	10,231	(531)	(190)	—		(9,510	)(p)	—
						6,749	(p)	6,749
(Gain) loss on commodity derivative instruments	117,105	—	—	—		—		117,105
(Gain) loss on sale of properties	(2,754)	(4,207)	6,086	—		—		(875)
Other, net	516	36	(3)	—		—		549

Total costs and expenses	721,119	(11,675)	(2,358)	—		(110,560)		596,526

Operating income (loss)	(436,539)	7,676	(4,296)	—		110,560		(322,599)
Other income (expense):
Interest expense, net	(146,031)	—	—	121,997	(n)	—		(24,034)
Other income (expense)	8	—	—	—		—		8
Gain on extinguishment of debt	42,337	—	—	(42,337	)(r)	—		—

Total other income (expense)	(103,686)	—	—	79,660		—		(24,026)

Income (loss) before income taxes	(540,225)	7,676	(4,296)	79,660		110,560		(346,625)
Income tax benefit (expense)	(173)	—	—	—		—		(173)

Net income (loss)	(540,398)	7,676	(4,296)	79,660		110,560		(346,798)

Net income (loss) attributable to Predecessor/Successor	$(540,398)	$7,676	$(4,296)	$79,660		$110,560		$(346,798)

Earnings per unit/share:
Basic	$(6.48)							$(13.87)

Diluted	$(6.48)							$(13.87)

Weighted average common shares/units outstanding:
Basic	83,351							25,000 (q)

Diluted	83,351							25,000 (q)

AMPLIFY ENERGY CORP.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The following unaudited pro forma condensed consolidated financial information and explanatory notes set forth selected historical consolidated financial information for the Company. The unaudited pro forma condensed consolidated balance sheet is based on the unaudited condensed consolidated balance sheet of the Predecessor as of March 31, 2017 and includes pro forma adjustments to give effect to (i) the Reorganization Adjustments and (ii) fresh start accounting adjustments as if the transactions occurred on March 31, 2017. The unaudited pro forma condensed statement of consolidated operations for the three months ended March 31, 2017 is based on the unaudited condensed statement of consolidated operations of the Predecessor for the three months ended March 31, 2017 and includes pro forma adjustments to give effect to (i) the Reorganization Adjustments and (ii) fresh start accounting adjustments as if the transactions occurred on January 1, 2016. The unaudited pro forma condensed statement of consolidated operations for the year ended December 31, 2016 is based on the audited statement of consolidated operations of the Predecessor for the twelve months ended December 31, 2016 and includes pro forma adjustments to give effect to (i) the Rockies Divestiture; (ii) the Permian Divestiture; (iii) the Reorganization Adjustments; and (iv) fresh start accounting adjustments as if the transactions occurred on January 1, 2016.

The pro forma adjustments to the historical condensed consolidated financial statements are based on currently available information and certain estimates and assumptions. The actual effect of the transactions discussed in the accompanying notes ultimately may differ from the unaudited pro forma adjustments included herein. However, management believes that the assumptions utilized to prepare the pro forma adjustments provide a reasonable basis for presenting the significant effects of the transactions and that the unaudited pro forma adjustments are factually supportable, give appropriate effect to the impact of events that are directly attributable to the transactions, and reflect those items expected to no longer have a continuing impact on the Company.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the Company’s 2016 Annual Report on Form 10-K filed with the SEC on March 10, 2017, Quarterly Report on Form 10-Q for the quarter ended March 31, 2017 filed with the SEC on May 10, 2017, and Current Reports on Form 8-K filed with the SEC on July 18, 2016 and June 20, 2016, respectively.

Note 2. Pro Forma Adjustments and Assumptions

Unaudited Pro Forma Condensed Consolidated Balance Sheet

The following adjustments were made in the preparation of the unaudited pro forma condensed consolidated balance sheet as of March 31, 2017:

Reorganization Adjustments

(a)	Adjustments to cash and cash equivalents including the following (in thousands):

Payment on the Predecessor’s revolving credit facility	$(24,799)
Payment to holders of the Notes	(24,639)
Payment of fees related to Exit Credit Facility	(8,575)
Funding of the professional fees escrow account	(7,411)
Payment of professional fees	(4,295)
Contribution from management	1,500
Payment to Predecessor common unit holders	(1,250)
Other	(1,384)

Change in cash and cash equivalents	$(70,853)

(b)	Reflects the transfer to restricted cash to fund the professional fees escrow account.

(c)	Reflects the pre-payment of certain professional fees.

(d)	Reflects the deferred financing costs related to the Exit Credit Facility.

(e)	Reflects recognition of payables for general unsecured claims.

(f)	Reflects a decrease in accrued liabilities related to payment of professional fees.

(g)	Reflects a repayment of $24.8 million on the Predecessor’s revolving credit facility and the reclassification of $430.0 million in borrowings under the Exit Credit Facility to long-term debt.

(h)	As part of the Plan, the Bankruptcy Court approved the settlement of certain allowable claims, reported as liabilities subject to compromise in our historical condensed consolidated balance sheet. As a result, the Company recognized a gain of $763.9 million on the settlement of liabilities subject to compromise. The gain on settlement was determined to be nonrecurring in nature and as such was not included in the unaudited pro forma condensed statement of consolidated operations as an adjustment to reorganization items, net for the three months ended March 31, 2017. Settlement of liabilities subject to compromise and the resulting net gain were determined as follows (in thousands):

Accounts payable	$1,257
Accrued interest payable	49,796
Debt	1,111,252

Total liabilities subject to compromise of Predecessor	1,162,305
Recognition of payables for general unsecured claims	(1,257)
Recognition of settlement with holders of the Notes	(24,639)
Issuance of common stock to holders of the Notes	(372,504)

Gain on settlement of liabilities subject to compromise	$763,905

(i)	Net increase in our stockholders’/partners’ equity reflects the following (in thousands):

Issuance of common stock to holders of the Notes	$372,504
Issuance of common stock to Predecessor common unit holders	7,602
Issuance of warrants to Predecessor common unit holders	4,788
Cancellation of Predecessor common units issued and outstanding	84,180
Recognition on gain on settlement of liabilities subject to compromise	763,905
Recognition of issuance of common stock to Predecessor common unit holders	(7,602)
Recognition of issuance of warrants to Predecessor common unit holders	(4,788)
Recognition of contribution from management	1,500
Recognition of settlement with Predecessor common unit holders	(1,250)
Par value of common stock	(3)
Other	(2,590)

Change in Successor additional paid-in capital	1,218,246
Par value of common stock	3
Predecessor common units issued and outstanding	(84,180)

Net increase in equity account	$1,134,069

Fresh Start Adjustments

(j)	Reflects the fresh start accounting adjustments to record property and equipment, net at its estimated fair value and eliminate the historical accumulated depreciation, depletion and impairment amount. The fair values of proved and unproved oil and natural gas properties and support equipment and facilities were estimated using valuation techniques consistent with the income approach, converting future cash flows to a single discounted amount. The factors to determine fair value include, but are not limited to, estimates of: (i) economic reserves; (ii) future operating and development costs; (iii) future commodity prices; and (iv) a market-based weighted average cost of capital. The fresh start adjustments to property and equipment, net are as follows (in thousands):

	Predecessor	Fresh Start Adjustments	Successor
Property and equipment at cost:
Proved oil and natural gas properties	$3,119,878	$(2,610,817)	$509,061
Support equipment and facilities	199,304	(101,724)	97,580
Unproved oil and natural gas properties	—	44,688	44,688
Other	15,394	(9,387)	6,007

Property and equipment	3,334,576	(2,677,240)	657,336
Accumulated depreciation, depletion and impairments	(1,777,670)	1,777,670	—

Property and equipment, net	$1,556,906	$(899,570)	$657,336

(k)	Reflects the write-off of the deferred rent and loss on sublease liabilities.

(l)	Reflects a decrease of $62.1 million for asset retirement obligations. The fair value of asset retirement obligations was estimated using valuation techniques that convert future cash flows to a single discounted amount. Significant inputs to the valuation include estimates of: (i) plugging and abandonment costs per well based on existing regulatory requirements; (ii) remaining life per well; (iii) future inflation factors; and (iv) a credit-adjusted risk free rate.

(m)	Reflects the cumulative impact of our fresh start accounting adjustments discussed above.

Unaudited Pro Forma Condensed Statement of Consolidated Operations

The following adjustments were made in the preparation of the unaudited pro forma condensed statement of consolidated operations for the three months ended March 31, 2017 and for the year ended December 31, 2016.

(n)	Adjustments to interest expense, net reflect the following (in thousands):

	Year Ended December 31, 2016	Three Months Ended March 31, 2017
Elimination of historical interest expense associated with:
Predecessor revolving credit facility	$25,432	$4,716
7.625% senior notes due May 2021	51,263	2,120
6.875% senior notes due August 2022	32,724	1,375
Amortization and write off of deferred financing costs	22,106	—
Amortization and write off of senior notes discount	13,185	—
Capitalized interest	(492)	—
Pro forma interest expense, net associated with:
Exit Credit Facility (1)	(20,425)	(5,036)
Amortization of deferred financing costs	(2,213)	(553)
Capitalized interest	417	—

Net pro forma adjustment to interest expense, net	$121,997	$2,622

(1)	The Company calculated the above interest expense based on $430.0 million of outstanding borrowings under the Exit Credit Facility and an estimated 4.75% interest rate at the Effective Date. A 1/8% change in the effective interest rate would result in a change to interest expense of approximately $0.5 million for the year ended December 31, 2016 and $0.1 million for the three months ended March 31, 2017.

(o)	Reflects the removal of reorganization items, net which represents charges for professional fees and other costs directly attributable to the Chapter 11 Cases that will not have a continuing effect on the Company. The Company recognized a gain of $763.9 million on the settlement of liabilities subject to compromise, as described above. The gain on settlement was determined to be nonrecurring in nature and as such was not included in the unaudited pro forma condensed statement of consolidated operations as an adjustment to reorganization items, net for the three months ended March 31, 2017.

(p)	Reflects adjustment to depreciation, depletion, and amortization and accretion of asset retirement obligations due to recording balances at fair value as a result of the adoption of fresh start accounting as of the Effective Date. The Company did not adjust impairment expense as a result of the depreciation, depletion, and amortization adjustment.

(q)	Reflects (i) the cancellation of the Predecessor’s common units that were authorized and outstanding prior to the Effective Date and (ii) the issuance of 25,000,000 New Common Shares.

(r)	Reflects the elimination of the gain on extinguishment of debt related to the repurchases of certain of the Notes. The remaining outstanding Notes were cancelled on the Effective Date in accordance with the Plan.

(s)	Reflects the removal of operating revenues, operating expenses and the associated (gain) loss on sale of properties related to the Rockies Divestiture.

(t)	Reflects the removal of operating revenues, operating expenses and the associated (gain) loss on sale of properties related to the Permian Divestiture.